Exhibit 99.2

Slough Estates USA Inc.

and Subsidiaries

Consolidated Financial Statements

December 31, 2006

Slough Estates USA Inc. and Subsidiaries

Index

December 31, 2006

Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement of Operations and Comprehensive Income	3

Consolidated Statement of Changes in Stockholder’s Equity	4

Consolidated Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-22

Report of Independent Auditors

To the Board of Directors and Stockholder of

Slough Estates USA Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations and comprehensive income, changes in stockholder’s equity and cash flows present fairly, in all material respects, the financial position of Slough Estates USA Inc. and its subsidiaries (the “Company”) at December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 27, 2007

Slough Estates USA Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2006

(in thousands of dollars)
Assets
Investments in real estate
Rental property - land	$379,881
Rental property - buildings and improvements, net of accumulated depreciation of $157,567	681,593
Construction in progress - rental property	184,600

Net investment in real estate	1,246,074

Investment in and advances to real estate projects (Note 5)	9,792
Other investments (Note 6)	34,191
Deferred costs, net of accumulated amortization of $17,185	43,086

Total investments	1,333,143

Other assets
Cash and cash equivalents	10,272
Restricted cash (Note 1)	696
Investment in equity securities (Note 8)	2,089
Derivative instruments (Note 9)	7,136
Rents receivable, net of allowance for doubtful accounts of $755	2,177
Deferred rents receivable	56,941
Income tax receivable	6,805
Other accounts receivable	3,636
Other assets	10,347

Total other assets	100,099

Total assets	$1,433,242

Liabilities and Stockholder’s Equity
Loans payable, notes payable and accrued interest
Due to SEGRO (Note 10)	$30,000
Lines of credit (Note 10)	556,000
Notes payable (Note 10)	401,826
Mortgage notes payable (Note 10)	54,910
Other long-term liabilities (Note 10)	938
Accrued interest payable	3,890

Total loans payable, notes payable and accrued interest	1,047,564

Other liabilities
Net deferred tax liability (Note 13)	59,889
Accounts payable and other accrued liabilities	45,224
Deferred revenue	7,878

Total other liabilities	112,991

Total liabilities	1,160,555

Minority interest	(178)

Stockholder’s equity
Preferred stock (Note 15)	185,000
Common stock (Note 15)	1
Contributed capital	32,953
Retained earnings	56,446
Accumulated other comprehensive loss	(1,535)

Total stockholder’s equity	272,865

Total liabilities and stockholder’s equity	$1,433,242

The accompanying notes are an integral part of the consolidated financial statements.

Slough Estates USA Inc. and Subsidiaries

Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2006

(in thousands of dollars)
Revenues
Rental
Minimum rents	$100,918
Deferred rents	(314)
Tenant recoveries	19,752
Equity in net income of real estate and other investments (Note 7)	10,428
Interest income	538
Other income (Note 4)	488
Total revenues	131,810
Expenses
Interest	29,192
Real estate taxes	11,352
Property operations	15,932
General and administrative	11,801
Depreciation	40,928
Amortization	6,410
Net realized loss on derivatives (Notes 8 and 9)	47
Foreign currency exchange loss	50
Total expenses	115,712
Income before gain on sale of real estate and other investments, income taxes, minority interest and discontinued operations	16,098
Net loss on sale of real estate and other investments	(546)
Income before income taxes, minority interest and discontinued operations	15,552
Income tax expense - continuing operations	4,630
Income before minority interest and discontinued operations	10,922
Minority interest participation in income	(1,652)
Income from continuing operations	9,270
Discontinued operations (Note 3)
Income from operations (including net gain on disposal of $3,025)	4,387
Income tax expense	1,735
Net income from discontinued operations	2,652
Net income	11,922
Other comprehensive income
Unrealized holding gains on equity securities	181
Comprehensive income	$12,103

The accompanying notes are an integral part of the consolidated financial statements.

Slough Estates USA Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholder’s Equity

Year Ended December 31, 2006

					Accumulated
				Retained	Other
	Preferred	Common	Contributed	(Deficit)	Comprehensive
(in thousands of dollars)	Stock	Stock	Capital	Earnings	Income (Loss)	Total
Balance, December 31, 2005	$185,000	$1	$32,424	$330,825	$(1,716)	$546,534
Net income	—	—	—	11,922	—	11,922
Share awards granted to SEUSA executives by Parent	—	—	529	—	—	529
Dividends paid	—	—	—	(285,500)	—	(285,500)
Distribution to Parent	—	—	—	(801)	—	(801)
Other comprehensive income
Unrealized holding gain on equity securities	—	—	—	—	181	181
Balance, December 31, 2006	$185,000	$1	$32,953	$56,446	$(1,535)	$272,865

The accompanying notes are an integral part of the consolidated financial statements.

Slough Estates USA Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

(in thousands of dollars)
Cash flows from operating activities
Net income	$11,922
Adjustments to reconcile net income to net cash flows provided by operating activities
Depreciation and amortization expense	47,337
Amortization of above/below market rents	(3,239)
Amortization of discount on note receivable*	(1,568)
Share awards granted to SEUSA executives	529
Net realized loss on derivatives	47
Foreign currency exchange loss	50
Amortization of fair value of warrants and stock received	(158)
Amortization of loan premium	(526)
Distribution from investment in and advance to real estate projects	1,906
Equity in net income of real estate and other investments	(10,428)
Loss on sale of equity securities, real estate and other investments	546
Gain on early payoff of note receivable*	(3,025)
Minority interest participation in income	1,652
Deferred rents	314
Changes in assets and liabilities
Rents receivable	1,533
Other accounts receivable	1,555
Current and deferred income tax liability	(7,531)
Other assets	(6,191)
Accounts payable and other accrued liabilities	(17)
Accrued interest payable	(129)
Net cash flows provided by operating activities	34,579
Cash flows from investing activities
Payments for rental properties and construction in progress	(246,438)
Deposits for rental properties	(1,600)
Proceeds from sale of investment in and advances to real estate projects	450
Proceeds from sale of real estate, equity securities and other investments	17,062
Contributions to investment in and advances to real estate projects	(180)
Contributions to other investments	(4,147)
Payment of leasing commissions	(9,760)
Principal payments of other long-term liabilities	(170)
Repayments on note receivable	35,341
Net cash flows used in investing activities	(209,442)
Cash flows from financing activities
Principal repayments of mortgage notes payable	(4,944)
Proceeds of loans from SEGRO	1,435,096
Repayment of loans from SEGRO	(1,520,096)
Proceeds from lines of credit	1,310,031
Repayment of lines of credit	(754,031)
Dividends paid	(285,500)
Change in restricted cash	(56)
Distributions to minority interest	(1,514)
Net cash flows provided by financing activities	178,986
Net increase in cash and cash equivalents	4,123
Cash and cash equivalents
Beginning of year	6,149
End of year	$10,272
Supplemental information
Interest paid (net of capitalized amounts)	$29,321
Income tax paid	13,895
Non-cash investing activities
Change in accounts payable on construction in progress	6,675
Non-cash financing activity
Warrants distributed to parent	802
Investment in equity securities received as a termination fee	511

* includes discontinued operations

The accompanying notes are an integral part of the consolidated financial statements.

Slough Estates USA Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2006

(in thousands of dollars)

1.                      Summary of Operations and Significant Accounting Policies

Consolidation

The consolidated financial statements include the accounts of Slough Estates USA Inc. and its majority owned subsidiaries (“SEUSA” or the “Company”) for the year ended December 31, 2006.

SEUSA is an indirect wholly-owned subsidiary of SEGRO, formerly called Slough Estates plc, through its direct parent company, Slough Trading Estate Limited (“STEL”).  SEUSA was organized for the purpose of developing, owning, and renting commercial, industrial, office and residential real estate.  SEUSA also has equity interests in partnerships that own and operate real estate projects and invest in equity securities of various affiliated and non-affiliated entities.

Minority interest represents participation of unrelated party interests held in subsidiaries included in the SEUSA consolidated financial statements.

All significant intercompany transactions and balances have been eliminated upon consolidation.

Accounting Policies

New Accounting Pronouncements

In June 2005, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) regarding EITF 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights.”  The conclusion provides a framework for addressing the question of when a sole general partner, as defined in EITF 04-5, should consolidate a limited partnership.  The EITF has concluded that the general partner of a limited partnership should consolidate a limited partnership unless (1) the limited partners possess substantive kick-out rights as defined in paragraph B20 of FIN 46R, or (2) the limited partners possess substantive participating rights similar to the rights described in EITF 96-16, “Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest by the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.”  In addition, the EITF concluded that the guidance should be expanded to include all limited partnerships, including those with multiple general partners.  The provisions of EITF 04-5 are effective after June 29, 2005 for general partners of all new limited partnerships formed.  For existing limited partnerships for which the partnership agreements are modified and for general partners in all other limited partnerships, the provisions of EITF 04-5 are effective for fiscal years beginning after December 15, 2005.  The adoption of this interpretation did not have an impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The interpretation also provides guidance on description, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 becomes effective on January 1, 2007.  The Company has yet to assess the impact that FIN 48 will have on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB 123 (revised), “Accounting for Stock-Based Compensation,” using the modified prospective application method for stock compensation awards.  The Company has previously accounted for its stock based employee compensation plans under the recognition and measurement principles of the Accounting Practices Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual amounts could differ from those estimates used in the preparation of the consolidated financial statements.

Investments in Real Estate

The Company accounts for all property acquisitions in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”  The Company allocates the purchase price of an acquired property based on the estimated fair value of the assets acquired, which may include land, land improvements, building, tenant improvements and certain intangible assets.  The Company allocates the purchase price to the fair value of the tangible assets of an acquired property determined by estimating the value of the property as if it were vacant.  As these allocations are based upon management estimates, the actual impact of depreciation and amortization expense over future periods may differ from these estimates.

The intangible assets generally include management’s estimate of the value of above and below market leases, leasing costs for the in-place leases as if they were incurred and the value of the tenant relationship.  The values of the above and below market leases are amortized and recorded as either an increase or decrease to rental income, respectively, over the remaining term of the associated lease.  The value of leasing costs for the in-place leases and the tenant relationship intangibles are amortized to expense over the anticipated term of the lease and tenant relationship, respectively.  If a tenant terminates its lease early, the unamortized portion of the tenant improvements, above and below market leases, leasing costs and the tenant relationship values are charged to expense.

The Company assesses its properties for possible impairment whenever indications of impairment exist in accordance with the requirements of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.”  In the event that an impairment in value is indicated and the carrying amount of the real estate asset will not be recovered from future cash flows, a provision is recorded to reduce the carrying basis of the property to its estimated fair value.  The estimated fair value of the Company’s property is determined by using independent real estate appraiser reports.  These reports use industry standard methods that include discounted cash flow and/or direct capitalization analysis.

Completed buildings are depreciated over their useful lives (ranging from 30 to 40 years), using the straight-line method.  Building improvements and land improvements are depreciated over their useful lives of 15 years, using the straight-line method.  The cost of property and equipment retired or sold and the related accumulated depreciation or amortization is removed from the accounts and any related gain or loss is recognized.  Tenant improvements are amortized over the lives of the related leases.

Interest, real estate taxes, and other expenses incurred during the construction periods are capitalized as part of the depreciable cost of each project.  Real estate taxes and other expenses applicable to land and improvements held for future development are capitalized as a cost of the property once development commences.

Repairs and maintenance are expensed as incurred.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases.  Differences between rental income earned and amounts due according to the respective lease agreements are credited or charged, as applicable, to deferred rents receivable.  Additional rents from expense reimbursements for common area maintenance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred.

Amounts received currently, but recognized as income in future periods, are included in deferred revenue in the consolidated balance sheets.  Recognition of rental income commences at the date the property is ready for its intended use and the tenant takes possession of or controls the physical use of the property.

Deferred Costs

Leasing commissions are capitalized and amortized on a straight-line basis over the initial terms of the respective leases.  Generally, upon the occurrence of a lease amendment or early renewal, the remaining book balance of leasing commissions attributed to the previous lease are amortized over the remaining term of the amended or renewed lease to the extent that the tenant still occupies the space to which the leasing commission relates.

Costs incurred in connection with the execution of mortgages and other notes payable are amortized over the terms of the related notes.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement balance amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense includes taxes payable for the period and the change during the period in deferred tax assets and liabilities.

Investment in and Advances to Real Estate Projects and Other Investments

The Company accounts for its investments in unconsolidated real estate joint ventures, which it does not control, using the equity and cost method of accounting as appropriate.  Under the equity method of accounting, the Company records its initial interest at cost and adjusts its investment accounts for additional capital contributions, distributions and its share of income or loss.  Under the cost method of accounting, the Company records its initial interest at cost and adjusts its investment accounts for additional capital contributions and distributions.  All dividend income is reflected in the consolidated statement of operations in the period it is received.

Any amounts paid to acquire investments in real estate projects and other investments, which are accounted for under the equity method of accounting, which are in excess of SEUSA’s share of the net assets of that entity, are accounted for in accordance with the provisions of SFAS 141.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.  The carrying amount approximates fair value due to the short maturity of these investments.

Restricted Cash

Restricted cash balances relate to tenant deposits and other cash balances where access to the funds is legally restricted.

Derivative Instruments and Hedging Activities

SEUSA applies the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137 and SFAS No. 138 (collectively, “SFAS No. 133”) to all derivatives.  Derivatives are recognized and measured at fair value.  If the derivative does not qualify as a hedge or is not designated as a hedge, the gain or loss on the derivative is recognized currently in earnings.

The Company’s derivatives include investments in warrants to purchase shares of common stock in various public and private companies.  Based on the terms of the warrant agreements, the warrants meet the definition of a derivative and accordingly must be marked to fair value with the impact reflected in the consolidated statement of operations.

The Company’s derivatives also include a cross currency swap agreement (the “swap agreement”).  The swap agreement is intended to limit the Company’s exposure to currency fluctuations related to interest payments payable in Canadian dollars due on an outstanding note payable.  Under the swap agreement, payments and receipts are recognized as adjustments to interest expense.  The swap agreement is recognized at fair value on the consolidated balance sheet, with changes in fair value being reported through the statement of operations.

Discontinued Operations

SFAS No. 144 addresses financial accounting and reporting for the disposal of long lived assets.  SFAS No. 144 requires that the results of operations and gains or losses of a component of an entity that either has been disposed or is classified as held for sale shall be presented in discontinued operations if both of the following criteria are met:  (a) the operations and cash flows of the component have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transactions and (b) the Company will not have any significant involvement in the operations of the component after the disposal transactions.  SFAS No. 144 also requires prior period results of operations for these components to be restated and presented in discontinued operations.

Investments in Marketable Securities

At December 31, 2006, the Company owned stock of certain publicly traded companies.  The Company accounts for these shares as available-for-sale in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”  These securities are carried at fair value with the changes in fair value recorded as unrealized gains and losses on marketable equity securities in accumulated other comprehensive income.  On sale of the stock, the unrealized gains or losses related to the shares included in accumulated other comprehensive income, are recognized currently in the consolidated statement of operations and comprehensive income.

Foreign Currency

The Company has an outstanding note payable denominated in Canadian dollars.  In accordance with SFAS No. 52, “Foreign Currency Translation,” the gain or loss associated with remeasuring the foreign currency transaction into the US dollar is recognized currently in earnings.

Significant Customers

SEUSA leases a significant portion of its properties to biotech companies in the United States.

At December 31, 2006, approximately 80.9% of SEUSA’s real estate portfolio is concentrated in the San Francisco market, and approximately 19.1% is concentrated in the San Diego market.  Approximately 14.8% and 11.3% of rental revenues for the year ended December 31, 2006 was derived from Amgen, Inc. and Rigel, respectively.  No other single tenant comprises greater than 10% of the Company’s overall rental revenues.  To the extent that SEUSA has a significant concentration of rental revenue from any single tenant, the inability of that tenant to make its lease payments could have an adverse effect on the Company.

Stock Based Compensation

Certain officers of SEUSA are awarded stock and stock options in Slough Estates under various stock compensation plans (the “plans”).  The stock issued to the officers of SEUSA is accounted for within the Company’s consolidated financial statements based on the fair value of the stock, with compensation expense being recognized in the Consolidated Statement of Operations over the performance period.

2.                      Acquisitions of Real Estate

During 2006, SEUSA acquired the following portfolios of properties:

				Net
Date			Rentable	Purchase
Purchased	Property	Location	Sq. Ft.	Price
			(Unaudited)
January 26, 2006	328 Roebling	South San Francisco, CA	18,000	$2,815
February 1, 2006	340 Roebling	South San Francisco, CA	20,000	6,173
August 31, 2006	100-180 Kimball Way	South San Francisco, CA	80,254	19,336
November 9, 2006	10275 Science Center Drive	La Jolla, CA	82,500	38,703
December 27, 2006	Pointe Grand II	South San Francisco, CA	41,155	7,440
				$74,467

In accordance with SFAS No. 141, the Company allocated the net purchase prices as follows:

			10275
			Science	100-180	Pointe
	328 Roebling	340 Roebling	Center Drive	Kimball Way	Grand II	Total
Land	$2,815	$6,173	$7,032	$7,223	$3,842	$27,085
Land improvements	—	—	3,165	1,680	1,101	5,946
Building and improvements	—	—	12,236	6,420	1,921	20,577
Tenant improvements	—	—	10,549	4,013	576	15,138
Leasing commissions	—	—	1,769	—	—	1,769
In-place lease value at market	—	—	2,874	—	—	2,874
Tenant relationship value	—	—	1,078	—	—	1,078
	$2,815	$6,173	$38,703	$19,336	$7,440	$74,467

The recap of intangible assets related to property acquisitions for the year ended December 31, 2006:

	Value at			Value at
	December 31,		Amount	December 31,
	2005	Acquisitions	Amortized	2006

Leasing commissions	$3,954	$1,769	$(976)	$4,747
In place lease value at market	10,582	2,874	(3,347)	10,109
Tenant relationship value	6,496	1,078	(1,008)	6,566
Above market lease value	1,834	—	(371)	1,463
Below market lease value	(12,060)	—	3,610	(8,450)
	$10,806	$5,721	$(2,092)	$14,435

The values of the below market leases is included in accounts payable and other accrued liabilities.  The value of the leasing commissions, leasing costs for the in-place leases, the tenant relationship intangibles, and the above market leases are included in deferred costs.

3.                      Discontinued Operations

On April 27, 2005, the Company sold their Quail West Ltd. operations located in Naples, Florida for $63.5 million.  The sale resulted in a loss of $3.7 million.  In association with the sale, the buyer issued a note receivable to SEUSA in the amount of $41.5 million.  The note is non-interest bearing, matures on April 27, 2009 and is subject to annual principal repayments.  Under the terms of the agreement, the buyer must accelerate these repayments to the extent that they sell land lots at the development, at $225 per lot sold.  The note is collateralized against certain lots at the developments.  The effective interest rate on the note is 12%.  The total discount on the note is $10,404.  On June 9, 2006, the buyer prepaid the balance of the note, resulting in a gain of $3,025.  Amortization of the discount from January 1, 2006 though June 9, 2006 was $1,568.

The above is reported as discontinued operations in the consolidated statements of operations.  The results for these operations are as follows:

Revenues	$1,402
Operating income	$1,362
Gain from receipt of note receivable prepayment	3,025
Net income before income tax from discontinued operations	4,387
Income tax expense	(1,735)
Net income from discontinued operations	$2,652

For the year ended December 31, 2006, discontinued operations revenue mostly related to the amortization of the discount on the note receivable associated with the sale of the Quail West Ltd. operations.

4.                      Significant Leasing Transactions

During 2004, SEUSA renegotiated an amendment to a build-to-suit development agreement with a tenant which resulted in the delay of the construction of the third and final building at Britannia Oyster Point.  The renegotiated agreement requires ground lease payments during the period prior to lease commencement to compensate SEUSA for infrastructure costs and specific building costs that were expended based on the original contracted delivery date for the building.  Additionally, the agreement required a cash payment of $600.  The income from the ground lease is recognized in the income statement to the extent of the carrying costs incurred prior to the lease commencement date and any excess will be deferred and recognized in the income statement over the term of the building lease subsequent to completing construction and delivering the building to the user.  Additionally, the cash payment of $600 will be deferred and recognized in the income statement over the term of the building lease.  For the year ended December 31, 2006, $1,554 has been recognized in the income statement as reimbursement of operating costs.

During 2006, SEUSA agreed to a facility swap between a tenant at Britannia Biotech Gateway I (BBG I) and Britannia Oyster Point (BOP).  A new lease with the BBG I tenant was signed for the BOP facility.  The agreement involved the tenant at BOP terminating their lease, effective March 31, 2007, and subleasing the BBG I facility from the existing tenant plus signing a direct lease for an additional period to match the term of their original lease at BOP.  In consideration for consent of terminating their existing lease, SEUSA received shares of the tenant’s stock from the former BOP tenant.  An independent appraisal of the stock was performed, resulting in a valuation of $510 which is being recognized as termination fee income over the remainder of the lease term.

5.                      Investment in and Advances to Real Estate Projects

Investment in and advances to real estate projects represent SEUSA’s ownership interest in certain real estate joint ventures.  SEUSA’s ownership interests in these real estate joint venture investments ranges from 37% to 55%.  As of December 31, 2006, investments in and advances to real estate projects are mainly comprised of cash invested less distributions received and equity in accumulated earnings or losses as follows:

LASDK LP
Investment	$(2,751)
Equity in accumulated income	5,815
Total LASDK LP	3,064
Britannia Biotech Gateway LP
Investment	(1,023)
Equity in accumulated income	6,270
Total Britannia Biotech Gateway LP	5,247
Torrey Pines Science Center LP
Investment	1,353
Equity in accumulated income	128
Total Torrey Pines Science Center LP	1,481
Total investment in and advances to real estate projects	$9,792

On November 9, 2006, SEUSA sold their 25% interest in Cherry Tree for $450, resulting in a loss of $546, to Draper and Kramer, Incorporated (“Draper and Kramer”), a related party of the Company.

6.                            Other Investments

Other investments as of December 31, 2006 are comprised of cash invested or advanced less distributions received and equity in accumulated earnings or losses, as follows:

Charterhouse Equity Partners
Investment and advances	$(27,917)
Equity in accumulated earnings	27,917
Total Charterhouse Equity Partners	—
Charterhouse Equity Partners II
Investment and advances	(13,210)
Equity in accumulated earnings	13,468
Total Charterhouse Equity Partners II	258
Charterhouse Equity Partners III
Investment and advances	2,811
Equity in accumulated earnings (loss)	6,887
Total Charterhouse Equity Partners III	9,698
Charterhouse Equity Partners IV
Investment and advances	26,312
Equity in accumulated loss	(2,077)
Total Charterhouse Equity Partners IV	24,235
Total other investments	$34,191

SEUSA’s ownership interest in the other investments ranges from 3.43% to 7.83%.  The Company applies the equity method of accounting to these investments as the President of the Company holds a board position at Charterhouse Group International, Inc., the advisor of the partnerships, and is able to exert significant influence over the partnerships.

7.                            Equity in Net Income (Loss) of Real Estate and Other Investments

Equity in net income (loss) of real estate and other investments accounted for using the equity and cost method for the year ended December 31, 2006 is as follows:

Charterhouse Group International, Inc.	$640
Charterhouse Equity Partners	9
Charterhouse Equity Partners II	109
Charterhouse Equity Partners III	8,062
Charterhouse Equity Partners IV	(298)
Cherry Tree Associates	159
Britannia Hacienda II LP	94
LASDK LP	624
Torrey Pines Science Center LP	105
Britannia Biotech Gateway LP	1,007
Britannia Hacienda I LP	(83)
Total equity in net income of real estate and other investments	$10,428

8.                            Investment in Equity Securities

At December 31, 2006, investment in equity securities consists of both shares of stock and warrants to purchase shares of stock in various public companies.  In accordance with SFAS No. 133, the warrants have been classified as derivatives and are carried at fair value, with the change in fair value reflected in the consolidated statement of operations.  The realized holding gain for the year ended December 31, 2006 was $76.

At December 31, 2006, the Company owned shares of common stock in certain public companies with a fair value of $2,013.  In accordance with SFAS No. 115, the fair value of the stocks has been recorded in investment in equity securities on the consolidated balance sheet with the unrealized gain of $181 in accumulated other comprehensive income for the year ended December 31, 2006.

9.                            Derivative Instruments

The Company’s derivatives include a swap agreement which matures September 1, 2010.  As the swap agreement does not qualify as a hedge, the Company recognized a $123 loss in the consolidated statements of operations, related to the changes in fair value of the derivative instrument, for the year ending December 31, 2006.

10.                     Loans Payable and Notes Payable

Due to SEGRO

At December 31, 2006, the Company had a loan payable to SEGRO of $30,000 under a $535,500 revolving credit facility (the “Facility”) which bears interest at SEGRO’s cost of funds plus 0.25% per annum (ranging from 5.14% to 6.09% in 2006) and is due periodically on dates established by SEGRO.  Related accrued interest of $20 for loans payable to SEGRO was included in accrued interest payable at December 31, 2006.

Lines of Credit

At December 31, 2006, the Company had outstanding bank loans under revolving lines of credit totaling $556,000, which were backed by letters of credit issued by SEGRO, and are due on demand.  These loans bear interest at rates approximating the banks’ base interest rate plus .40% to .75% (ranging from 4.74% to 7.75% in 2006).  The credit line at December 31, 2006 is $595,000.  These lines of credit expire between 2007 and 2010.

Notes Payable

Financing was obtained in November 2001 and May 2000 when SEUSA issued $200,000 and $160,000, respectively, in Guaranteed Senior Notes.  In December 2001, SEUSA assumed Guaranteed Senior Notes from Slough Canada, for an aggregate liability of $50,913.  The notes are guaranteed both directly and indirectly by SEGRO.  At December 31, 2006, the remaining outstanding principal portion of these notes was $401,491.

In connection with the assumption of the Guaranteed Senior Notes from Slough Canada in December 2001, a premium of $4,175, representing the difference in the fixed interest rate on the notes and the market interest rate on the day the debt was assumed, was received.  The premium is being amortized over the terms of the respective notes on a basis which approximates an effective base interest rate.  At December 31, 2006, the unamortized balance of the premium was $335 and is included in notes payable in the accompanying consolidated balance sheets.

Prior to the sale on July 13, 2005, the Company owned shares in Tipperary Corporation, a publicly traded company principally engaged in the exploration for the development and production of natural gas.  The accounts of Tipperary included its wholly-owned subsidiaries Tipperary Oil and Gas Corporation and Burro Pipeline Corporation and its 90% owned subsidiary, Tipperary Oil and Gas (Australia) Pty Ltd. (“TOGA”).

On June 9, 2004, TOGA entered into a $150.0 million Australian Dollars (“AUD”) senior credit facility agreement with two major Australian financial institutions for the purpose of paying in full TOGA’s borrowings of $100.0 million AUD from STEL and to fund TOGA’S share of development costs of the Comet Ridge coalseam gas project in Queensland, Australia.  This facility was guaranteed by SEGRO.  The senior credit facility and guarantee were assumed by the purchaser of Tipperary and TOGA in conjunction with the sale.  Under the Tipperary sales agreements, SEUSA is required to guarantee the payments associated with the senior credit facility during the period June 9, 2004 through July 13, 2005 (“Guarantee Period”).  The guarantee expires on June 9, 2009.  This agreement guarantees any payments during the Guarantee Period which may be considered preferential if TOGA were to subsequently fall into bankruptcy or liquidate.  Management considers the likelihood of this triggering event to be remote and therefore, no liability associated with this guarantee has been recorded at December 31, 2006.

Notes payable are summarized as follows:

Note payable, series A, interest at 7.84%, interest payments due on November 10 and May 10, principal due May 10, 2008	$15,000

Note payable, series B, interest at 7.94%, interest payments due on November 10 and May 10, principal due May 10, 2010	91,500

Note payable, series C, interest at 8.00%, interest payments due on November 10 and May 10, principal due May 10, 2012	43,500

Note payable, series D, interest at 8.09%, interest payments due on November 10 and May 10, principal due May 10, 2015	10,000

Note payable, series A, interest at 6.57%, interest payments due on May 29 and November 29, principal due November 29, 2011	100,000

Note payable, series B, interest at 6.97%, interest payments due on May 29 and November 29, principal due November 29, 2016	100,000

Note payable, series B, interest at 7.58%, interest payments due on October 30 and April 30, principal due April 30, 2007	20,000

Note payable, series B, interest at 9.27%, interest payments due on March 1 and September 1, principal due September 1, 2010	21,491

Unamortized premium	335
$401,826

Mortgage Notes Payable

The Company has the following mortgage notes payable to various financial institutions, which are collateralized by the related buildings and improvements, leases, future rents and contract rights.  The total carrying value of the collateralized property equaled $86,521 at December 31, 2006.  Total outstanding mortgage notes payable are as follows:

Mortgage note, interest at 7.51%, monthly payments of interest and principal of $155, due July 31, 2007	$13,569

Mortgage note, interest at 6.9%, monthly payments of interest and principal of $77, due August 1, 2007	6,932

Mortgage note, interest at 6.85% monthly payments of interest and principal of $428, due December 30, 2013	28,473

Mortgage note, interest at 6.9% monthly payments of interest and principal of $89, due December 30, 2013	5,936
$54,910

Other Long-Term Liabilities

In connection with the acquisition of Pt. Grand, the Company assumed a liability for portions of a bond issued by the local municipality.  The municipality issued a bond to fund certain land improvements and passed on the bond liability to the land owners who benefited from the improvements.  The municipality has provided the Company with an amortization schedule related to the paydown of their portion of the bond that includes interest and principal payments up to the date of maturity.  Principal and interest are billed and paid through real estate tax bills.  The bond bears interest at a fixed rate of 7.75% and matures in 2011.

Future Minimum Payments on Long-Term Debt

Approximate future minimum principal payments for all notes payable, mortgage notes payable and other long-term liabilities, excluding amortization of the premiums, are as follows:

2007	$44,650
2008	19,444
2009	4,760
2010	118,088
2011	105,332
Thereafter	165,064
$457,338

Bank loans payable, mortgage notes payable and notes payable reflect terms and rates available to the Company through its ultimate parent, SEGRO.  Such terms and rates are reflective of credit markets not directly accessible by the Company.  As of December 31, 2006, the Company believes that the fair value of its long-term debt approximates its carrying amount.

Interest Costs

For the year ended December 31, 2006, the Company incurred total interest costs of $47,460, of which $18,268 was capitalized.  Cash paid for interest for the year ended December 31, 2006 was $47,589.

11.               Future Rentals

The Company is a lessor under noncancelable operating leases that provide for fixed minimum rental payments and reimbursement of certain lessor operating expenses.  The lease agreements typically provide for contractual escalations, the recovery of operating and common area expenses, real estate taxes and insurance.

Net minimum future annual rents receivable under noncancelable operating leases and ground leases at December 31, 2006 are approximately as follows:

Year ending December 31,
2007	$125,241
2008	146,437
2009	160,291
2010	158,664
2011	155,540
Thereafter	1,224,389
$1,970,562

12.               Related Party Transactions

Certain members of the Board of Directors of SEUSA are members of the Board of Directors of Charterhouse Group International, Inc., in which the Company has an equity investment.

Britannia Developments, Inc., (“Britannia Developments”) holds a partnership interest in two of the Company’s subsidiaries.  Britannia Management Services, Inc. (“BMS”) is a wholly-owned subsidiary of Britannia Developments.  Britannia Developments and BMS provided the Company, its subsidiaries and affiliates with certain management services during 2006 totaling $1,669.  There are no balances outstanding with respect to the above services as of December 31, 2006.

SEUSA incurred interest expense on loans payable to SEGRO of $7,633 for the year ended December 31, 2006.  During 2006, $628 was paid to SEGRO as a commission on the SEUSA debt that was guaranteed by SEGRO.

In 2006, SEUSA paid the former CEO of Tipperary $1.5 million for services provided in conjunction with SEUSA selling its interest in Tipperary.

13.               Income Taxes

Certain accounting principles applied in the preparation of the consolidated financial statements differ from accounting practices prescribed by the Internal Revenue Code of 1986, as amended, and related regulations.  These circumstances caused the 2006 consolidated financial statement results to differ from the results reported for income tax purposes.  For SEUSA, these differences were primarily due to accelerated methods of computing depreciation for tax purposes, timing and recognition of rental revenues for financial reporting purposes compared to tax purposes, the nondeductibility of write-downs of investments for tax purposes, certain interest paid to foreign related parties, net operating loss carryforwards, and reporting equity securities at fair value for financial reporting and at cost for tax purposes.

The net deferred tax liability on a tax effected basis, at December 31, 2006, arose as a result of the following items:

Deferred tax assets
Trade accounts receivable	$499
Stock options	210
Investments - Quail and Hacienda	5,878
Interest expense	8
Deferred rents receivable	306
Total deferred tax asset	6,901
Deferred tax liabilities
Investments	(16,440)
Property, plant and equipment	(49,628)
Unrealized holding gain	(95)
Foreign currency adjustment	(627)
Total deferred tax liabilities	(66,790)
Net deferred tax liability	$(59,889)

The components of the provision for income taxes for the year ended December 31, 2006 are as follows:

Current
Federal	$11,246
State	3,049
Foreign	326
Current income tax provision	14,621
Deferred
Federal	(6,684)
State	(1,795)
Deferred income tax (benefit) provision	(8,479)
Income tax expense	$6,142

SEUSA paid income taxes of $13,895 (including penalties of $223) for the year ended December 31, 2006.

14.               Post-Retirement Benefit Obligations

In 1995, the Company implemented a defined-benefit post-retirement plan for certain of its executives.  As of December 31, 2006, the estimated present value of the benefit obligation was $1,071 assuming 7% expected long-term rate of return on plan assets, and a 7% discount rate.  At December 31, 2006, the Company had funded $608 of this obligation.  The benefit obligation is included in accounts payable and other accrued liabilities.

15.               Stockholder’s Equity

The Company has the authority to issue 3,000 shares of common stock with a per share par value of one dollar.  At December 31, 2006, there were 1,000 shares of voting common stock issued and outstanding.

At December 31, 2006, the Company had 185,000 shares of Series A cumulative nonvoting preferred stock with a per share par value of one thousand dollars issued and outstanding.

On September 29, 2006 and October 10, 2006, the Company paid preferred dividends of $250,000 and $35,500, respectively, to SEGRO, holder of the preferred stock.

On July 24, 2006, SEUSA distributed warrants for common stock in Rigel Pharmaceuticals, Inc. to Kwacker Limited, a subsidiary of SEGRO.

16.               Stock Compensation

Certain officers of SEUSA are awarded stock and stock options in SEGRO under various stock compensation plans.  The plans under which the officers are eligible to receive stock options include the Executive Share Option Plan, (the “Option Plan”), and the Long-Term Share Incentive Scheme (“LTIS”).

Under the Option Plan, eligible officers could receive an annual grant of options over shares with a value on grant of up to the equivalent of 100 percent of their annual salary.  Options will normally be exercisable between 3 and 10 years of the date of grant, if certain performance conditions are met.  If these performance conditions are not met by the third anniversary of the date of grant, options cannot be exercised and will lapse.

The LTIS is operated by the independent trustees of the Slough Estates plc Employees Benefit Trust (the “Trustees”).  Awards under the LTIS are granted at the discretion of the Trustees.  Shares under award will normally be released to participants on the third anniversary on which the awards were granted if certain performance targets are met.

Number of
		Number of	Shares over		Range of	Number of	Market	Number of
	Number of	Options/	Which		Market Value	Options	Value on	Shares under	Range of
	Shares under	Shares	Options/	Range of	at Grant	Exercised/	Date	Option/	Option
	Option/Award	Cancelled	Awards	Exercise/	Date of	Shares	Shares	Unvested	Exercise
	1/1/06	or Lapsed	Granted	Option Prices	Awards	Vested	Vested	12/31/06	Periods
Executive Share Option Plan	255,032	—	$—	$4.98 - $8.03	N/A	—	$—	255,032	3/24/04 - 4/13/04
Long-Term Share Incentive Scheme	110,215	19,860	116,522	N/A	$7.52 - $11.24	13,239	10.30	193,638	N/A

The adoption of FASB 123 (revised) resulted in additional compensation expense of $529 for the year ended December 31, 2006.

17.    Commitments and Contingencies

Under an agreement with Charterhouse Equity Partners IV, L.P., the Company agreed to commit $35,000 for the purchase of portfolio investments.  At December 31, 2006, the uncalled commitment was $8,500.

The Company is currently undergoing an Internal Revenue Service audit for the years ended December 31, 2005 and 2004.  The audit is in progress and the outcome is not yet known.

18.               Subsequent Events

On January 10, 2007, SEUSA purchased a land parcel with an existing building for $1.0 million.

On January 31, 2007, SEUSA purchased a vacant land parcel for $36.8 million.

On February 13, 2007, SEUSA purchased an additional 25% interest in LASDK LP for $12.4 million.

On February 15, 2007, SEUSA purchased the 10% minority interest in Britannia Gateway II LP and Britannia Point Grand LP for $5.0 million and $28.5 million, respectively.